                                                                       EXHIBIT 5


                      WOMBLE  CARLYLE  SANDRIDGE  &  RICE
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                          1600 BB&T FINANCIAL CENTER
                            200 WEST SECOND STREET
                      WINSTON-SALEM, NORTH CAROLINA 27101

                                MAILING ADDRESS
                             POST OFFICE DRAWER 84              OTHER OFFICES:
                      WINSTON-SALEM, NORTH CAROLINA 27102         __________
                           TELEPHONE (910) 721-3600
                            FACSIMILE (910) 721-3660              ATLANTA, GA
ZEB E. BARNHARDT, JR.                                            CHARLOTTE, NC
  (910) 721-3505                                                  RALEIGH, NC



                                August 15, 1995



Insteel Industries, Inc.
1373 Boggs Drive
Mount Airy, North Carolina  27030


                 Re:      Insteel Industries, Inc.
                          1994 Employee Stock Option Plan
                          Registration Statement on Form S-8

                          -----------------------------------

Gentlemen:

                 We are familiar with the proceedings taken by Insteel Industries, Inc. (the "Company"), relating to 750,000 shares of the Company's Common Stock (No Par Value) (the "Shares") that may be offered pursuant to the 1994 Employee Stock Option Plan of Insteel Industries, Inc. (the "Plan"), currently being registered by the Company. As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission relating to the Plan and the Shares.

                 We have examined and are familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws, and all amendments thereto, and the records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

                 Based on the foregoing, it is our opinion that:

                 1. The Company is duly established and validly existing under and by virtue of the laws of the State of North Carolina; and

                 2. The Shares, when issued upon the due exercise of options granted under the Plan as stated in the Registration Statement, will be legally issued, fully paid and nonassessable securities of the Company.

Insteel Industries, Inc.
August 15, 1995
Page 2


                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.




                                        Very truly yours,

                                        WOMBLE CARLYLE SANDRIDGE & RICE, a
                                        Professional Limited Liability Company



                                        By: ZEB E. BARNHARDT, JR.
                                            --------------------------------
                                            Zeb E. Barnhardt, Jr.,
                                                   Member

ZEB/fc